Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to SAVVIS Communications Corporation 2003 Incentive Compensation Plan of our report dated February 4, 2004, with respect to the consolidated financial statements of SAVVIS Communications Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

St. Louis, Missouri

October 27, 2004